Exhibit 99.1

OUTFRONT MEDIA REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS
Revenues of $398.5 million, up 0.9% in Q4 on a reported basis
Adjusted OIBDA of $117.6 million, down 2.5% in Q4 on a reported basis
AFFO of $76.7 million, or $0.56 per share*
Net income on a REIT-comparable basis of $29.7 million in Q4 - including adjustment for $103.6 million non-cash loss on Latin America assets held for sale; Net Loss of $73.9 million in Q4 on a reported basis
Quarterly dividend of $0.34 per share, payable March 31, 2016

NEW YORK, February 25, 2016 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter and full year ended December 31, 2015.

“Our fourth quarter delivered 4.3% organic revenue growth, a good finish to a solid year and a positive indicator of our portfolio’s attractiveness to both local and national advertisers,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “We are confident our advertiser solutions can generate solid growth in AFFO for shareholders and, looking to the future, we're excited by the opportunity to drive our top line further through continued investments in new products, data, and technology.”

Fourth Quarter Results	Three Months Ended December 31,
	2015			2014
$ in Millions, except per share amounts	Reported	On an Organic Basis[1]	REIT-Comparable Basis[2]	Reported	On an Organic Basis[1]	REIT-Comparable Basis[2]
Revenues	$398.5	$397.7	$398.5	$395.0	$381.2	$395.0
Adjusted OIBDA	117.6	NA	117.6	120.6	NA	120.3
Operating Income (loss)	(47.5)	NA	56.1	50.5	NA	61.7
Net Income (loss)	(73.9)	NA	29.7	27.8	NA	33.9
Funds From Operations (FFO)	79.6	NA	79.6	74.6	NA	81.8
Adjusted FFO (AFFO)	76.7	NA	76.7	79.1	NA	78.8
AFFO per share*	$0.56	NA	$0.56	$0.66	NA	$0.57
* Reported is per diluted weighted average share; REIT-Comparable is per diluted adjusted weighted average share.

Fourth Quarter 2015 Results

Consolidated
Reported revenues of $398.5 million increased $3.5 million, or 0.9%, for the fourth quarter of 2015 as compared to the same prior-year period. On an organic basis, revenues of $397.7 million for the fourth quarter of 2015 were up 4.3% compared to the same prior-year period.

Reported billboard revenues of $279.0 million decreased $3.5 million, or 1.2%, due to foreign currency exchange losses, offset by increased revenues from digital. On an organic basis, billboard revenues were up 1.2% compared to the same prior-year period due to higher U.S. billboard results, offset by lower International results.

Reported transit and other revenues of $119.5 million increased $7.0 million, or 6.2%, due to stronger U.S. and international market conditions. On an organic basis, transit and other revenues increased 12.4% over the same prior-year period.

Total Operating expenses of $218.6 million grew $4.4 million, or 2.1%, primarily as a result of higher transit franchise expenses driven by higher transit revenues and higher billboard lease costs driven by growth in larger markets with revenue share leases, partially offset by the impact of foreign exchange rates. Selling, General and Administrative expenses (“SG&A”) of $65.8 million grew $2.6 million, or 4.1% over the same prior-year period, primarily as a result of a $3.2 million increase in strategic business development expenses, $0.3 million of incremental stand-alone costs, and $0.8 million in legal expenses, a majority of which are expected to be non-recurring, partially offset by the impact of foreign exchange rates.

Reported Adjusted OIBDA of $117.6 million decreased $3.0 million, or 2.5%.

Segment Results

United States
Reported revenues of $366.4 million increased $10 million, or 2.8%, in the fourth quarter of 2015 as compared to the same prior-year period. On an organic basis, revenues were $365.6 million for the fourth quarter of 2015, an increase of 4.7% from the same prior-year period, reflecting growth in digital revenues and both national and local advertising sales. On an organic basis, billboard revenues were up 1.4% due to improved national advertising sales. On an organic basis, transit and other revenues were up 12.8% compared to the same prior-year period driven by increased local advertiser demand for transit displays. Reported Adjusted OIBDA of $122.6 million decreased $0.6 million, or 0.5%, in the fourth quarter of 2015 compared to the same prior-year period, primarily due to a $3.2 million increase in strategic business development expenses and higher transit revenues.

International
Reported revenues of $32.1 million decreased $6.5 million, or 16.8%, in the fourth quarter of 2015 as compared to the same prior-year period due to the impact of foreign currency exchange. Organic revenues increased $0.1 million, or 0.3%, in the fourth quarter of 2015 as compared to the same prior-year period, due to slightly higher revenues in Latin America offset by slightly lower revenues in Canada. On an organic basis, billboard revenues were down 0.4% and transit and other revenues were up 4.5% compared to the same prior-year period. Reported Adjusted OIBDA decreased $3.1 million to $4.3 million in the fourth quarter of 2015 as compared to the same prior-year period due to geographic mix and the impact of foreign currency exchange rates.

Corporate
Corporate costs, excluding stock-based compensation, restructuring charges, and acquisition costs, decreased $0.7 million to $9.3 million in the fourth quarter of 2015 compared to the same prior-year period, primarily due to decreases in compensation expense, partially offset by $0.5 million in incremental stand-alone costs and $0.8 million in legal expenses, a majority of which are expected to be non-recurring.

Full Year 2015 Results

Consolidated
Reported revenues of $1,513.8 million increased $160.0 million, or 11.8%, for the year ended December 31, 2015 as compared to the prior year. On an organic basis, revenues of $1,315.3 million for the year ended December 31, 2015 were up 3.8% compared to the prior year.

Reported billboard revenues of $1,084.3 million increased $112.8 million, or 11.6%, due to acquisitions and increased revenues from digital, partially offset by foreign currency exchange losses. On an organic basis, billboard revenues were up 0.5% compared to the prior year due to higher U.S. and International results.

Reported transit and other revenues of $429.5 million increased $47.2 million, or 12.3%, due to stronger U.S. and International market conditions, as well as acquisitions. On an organic basis, transit and other revenues increased 11.9% over the prior year.

Total Operating expenses of $833.1 million grew $106.6 million, or 14.7%, primarily as a result of acquisitions and higher transit franchise expenses driven by higher transit revenues, partially offset by the impact of foreign exchange rates. Selling, General and Administrative expenses (“SG&A”) of $258.3 million grew $34.0 million, or 15.2% over the prior year, primarily as a result of acquisitions, a $9.8 million increase in strategic business development expenses, $6.3 million of incremental stand-alone costs, and $5.2 million in legal expenses, a majority of which are expected to be non-recurring, partially offset by the impact of foreign exchange rates.

Reported Adjusted OIBDA of $437.6 million increased $24.2 million, or 5.9%.

Segment Results

United States
Reported revenues of $1,380.3 million increased $181.5 million, or 15.1%, for the year ended December 31, 2015 as compared to the prior year. On an organic basis, revenues were $1,181.8 million for the year ended December 31, 2015, an increase of 4.1% from the prior year, reflecting growth in digital revenues, and strong national and local advertising sales. On an organic basis, billboard revenues were up 0.4% compared to the prior year, primarily due to improved national advertising sales. On an organic basis, transit and other revenues were up 12.4% compared to the prior year driven by increased local and national advertiser demand for transit displays. Reported Adjusted OIBDA of $459.6 million increased $43.4 million, or 10.4%, in the year ended December 31, 2015 as compared to the same prior-year period, primarily due to acquisitions, partially offset by a $5.7 million increase in strategic business development expenses.

International
Reported revenues of $133.5 million decreased $21.5 million, or 13.9%, in the year ended December 31, 2015 as compared to the prior year due to the impact of foreign currency exchange. Organic revenues increased $1.9 million, or 1.4%, due primarily to Mexico and Canada. On an organic basis, billboard revenues were up 1.5% and transit and other revenues were up 1.1% compared to the prior year. Reported Adjusted OIBDA decreased $8.5 million to $15.8 million in the year ended December 31, 2015 as compared to the prior year due to geographic mix and the impact of foreign currency exchange rates.

Corporate
Corporate costs, excluding stock-based compensation, restructuring charges, and acquisition costs, increased $10.7 million to $37.8 million in the year ended December 31, 2015 compared to prior year, including $6.3 million of incremental stand-alone costs, $5.2 million of legal expenses, a majority of which are expected to be non-recurring, and a $4.1 million increase in strategic development expenses, partially offset by decreases in compensation expense.

Loss on Real Estate Assets Held for Sale
In connection with the Company entering into an agreement with JCDecaux on October 31, 2015 to sell its Latin America business, the Company is required to measure the related assets held for sale at the lower of their carrying value, including unrecognized foreign currency translation adjustment losses, or fair value less cost to sell.  This resulted in a non-cash loss on real estate assets held for sale of $103.6 million.  The assets have been classified as assets held for sale on the balance sheet and the foreign currency translation adjustment loss is included in accumulated other comprehensive loss.

Interest Expense
Net Interest expense in the fourth quarter of 2015 was $29.2 million, including amortization of deferred financing costs of $1.9 million, as a result of the incurrence of $1.6 billion of indebtedness on January 31, 2014, $600 million of indebtedness on October 1, 2014 related to acquisitions, and $100 million of indebtedness on March 30, 2015. The weighted average cost of debt at December 31, 2015, was 4.7%.

Income Taxes
The income taxes benefit was $1.6 million in the fourth quarter of 2015 compared to a benefit of $3.1 million in the fourth quarter of 2014.  Cash paid for income taxes in the fourth quarter of 2015 was $0.9 million as compared to $21.6 million in the same prior-year period, which included $18.3 million related to taxes incurred prior to the Company's separation from CBS Corporation and its real estate investment trust ("REIT") conversion. The effective income tax rate was 7.2% for the twelve months ended December 31, 2015 without the impact of the non-cash $103.6 million loss on real estate assets held for sale.

Net Income (Loss) per Common Share
Net loss attributable to common shareholders was $73.9 million in the fourth quarter of 2015 as compared to net income of $27.8 million in the same prior-year period. Net loss for the fourth quarter of 2015 was impacted by a $103.6 million loss on real estate assets held for sale, incremental stand-alone costs, increased strategic business development expenses and increased legal expenses, the majority of which are expected to be non-recurring, partially offset by lower restructuring charges and acquisition costs. Diluted weighted average shares outstanding were 137.6 million for the fourth quarter of 2015. Net loss per diluted weighted average share was $0.54 for the fourth quarter of 2015, which includes $0.75 attributable to the loss on real estate assets held for sale, as compared to net income per diluted weighted average share of $0.23 in the same prior-year period. Net income on a REIT-comparable basis, per diluted adjusted weighted average share, was $0.21 for the fourth quarter of 2015, which excludes the impact of the loss on real estate assets held for sale, as compared to $0.25 in the same prior-year period.

FFO & AFFO
FFO was $79.6 million in the fourth quarter of 2015, an increase of $5.0 million from the same prior-year period, driven primarily by lower acquisition costs. FFO on a REIT-comparable basis was $79.6 million in the fourth quarter of 2015 and $81.8 million in the fourth quarter of 2014. FFO on a REIT-comparable basis was $274.2 million for the year ended December 31, 2015 compared to $287.0 million during the prior year. AFFO was $76.7 million in the fourth quarter of 2015, a decrease of $2.4 million from the same prior-year period due to higher cash paid for lease acquisition costs and higher interest expense. AFFO on a REIT-comparable basis was $76.7 million in the fourth quarter of 2015 and $78.8 million in the fourth quarter of 2014. AFFO on a REIT-comparable basis, per diluted adjusted weighted average share, was $0.56 in the fourth quarter of 2015 and $0.57 in the fourth quarter of 2014. AFFO on a REIT-comparable basis was $266.8 million for the year ended December 31, 2015 compared to $274.5 million during the prior year. AFFO on a REIT-comparable basis, per diluted adjusted weighted average share, was $1.94 for the year ended December 31, 2015 compared to $2.00 during the prior year.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $293.1 million for the year ended December 31, 2015 increased $30.3 million compared to $262.8 million during the prior-year, primarily due to higher net income, as adjusted for non-cash items, lower income taxes as a result of our REIT conversion and the impact of acquisitions partially offset by higher use of working capital driven by an increase in accounts receivable and decreases in accounts payables and accrued expenses. Total capital expenditures decreased $5.0 million to $59.2 million for the year ended December 31, 2015.

Dividends
In the year ended December 31, 2015, the Company paid cash dividends of $196.3 million, including a special cash dividend of $8.2 million on March 31, 2015, representing of a “top-up” of the 2014 annual dividend for REIT distributable income.

The Company announced on February 25, 2016 that its board of directors has approved a quarterly cash dividend on the Company’s common stock of $0.34 per share payable on March 31, 2016, to shareholders of record at the close of business on March 10, 2016.

Balance Sheet and Liquidity
As of December 31, 2015, the Company’s liquidity position included cash of $101.6 million and $393.8 million of availability under its $425.0 million revolving credit facility, net of $31.2 million of issued letters of credit against the revolving credit facility. Total debt outstanding at December 31, 2015 was $2.3 billion, primarily consisting of a $748.6 million term loan and $1.5 billion of senior unsecured notes, net of discounts and premiums.

Conference Call
The Company will host a conference call to discuss the results on February 25, 2016 at 4:30 p.m. Eastern Time. The conference call numbers are 888-500-6948 (U.S. callers) and 719-457-2506 (International callers) and the passcode for both is 4724256. Live and replay versions of the conference call will be webcast in the Investor Relations section of the Company’s website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, the Company has provided a supplemental earnings presentation which can be viewed on the Company’s website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media (NYSE: OUT) is one of the largest out-of-home media companies in the Americas and has a major presence in top markets throughout the United States, Canada, Mexico and South America. With billboard and transit properties, a prime asset focus, and a growing network of digital displays, OUTFRONT Media gives advertisers both breadth and depth of audience across key geographies, as well as engaging ways to connect with increasingly mobile consumers.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income before depreciation, amortization, net (gains) losses on dispositions, stock-based compensation, restructuring charges, loss on real estate assets held for sale, and costs related to our acquisition of certain outdoor advertising businesses of Van Wagner Communications, LLC (the “Acquisition”). We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the non-cash effect of loss on real estate assets held for sale, as well as the same adjustments for our equity-based investments, as applicable. We calculate Adjusted FFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to the Acquisition and restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, deferred income taxes, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other REITs. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share and per adjusted weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. For 2014, we present weighted average shares on an adjusted basis for basic earnings per share (“EPS”) to give effect to the 23,000,000 shares issued on April 2, 2014, in connection with the initial public offering ("IPO”), the 97,000,000 shares outstanding after our stock split and 16,536,001 shares issued in connection with the distribution of accumulated earnings and profits as of July 17, 2014, the date we began operating as a REIT for U.S. federal income tax purposes (the “E&P Purge”), and on an adjusted basis for diluted EPS to also give effect to dilutive potential shares from grants of restricted share units (“RSUs”), performance-based RSUs (“PRSUs”) and stock options, as applicable. Our management believes that these presentations are useful in evaluating our business because they allow users of our financial data to evaluate our basic and diluted per share results after giving effect to the issuance of shares of our common stock in connection with our IPO and the E&P Purge, which increased our outstanding shares of common stock. We calculate Adjusted OIBDA and Adjusted OIBDA margin, on a REIT-comparable basis, for the three months and year ended December 31, 2015 and 2014, by adjusting the three months and year ended December 31, 2014, to include incremental costs associated with operating as a stand-alone public company of $0.3 million, which were incurred in the three months ended December 31, 2015, and $6.3 million, which were incurred in the year ended December 31, 2015. We calculate operating income (loss), net income (loss), FFO, AFFO and related per weighted average share and per adjusted weighted average share amounts, on a REIT-comparable basis, for the three months and year ended December, 2015 and 2014, by adjusting, as applicable, (1) 2014 to include incremental costs associated with operating as a stand-alone public company, net of tax, incurred in 2015, one month of interest expense, net of tax, incurred in 2015, relating to our entry into the term loan due in 2021 (the “Term Loan”), the $425.0 million revolving credit facility (the “Revolving Credit Facility”) and the issuance of $800.0 million of senior unsecured notes on January 31, 2014, and to exclude net gain (loss) on dispositions incurred in 2014, interest expense incurred 2014 related to an unused lender commitment to provide a senior unsecured bridge term loan facility associated with the Acquisition, income taxes that would not have been incurred had we been operating as a REIT throughout 2014, restructuring charges, net of tax, incurred in 2014, Acquisition costs, net of tax, incurred in 2014, and with respect to net income (loss), FFO and related per weighted average share and per adjusted weighted average share amounts only, an income tax benefit from the reversal of deferred tax liabilities due to our REIT conversion, (2) 2015 to exclude net gain (loss) on dispositions, restructuring charges, net of tax, and loss on real estate assets held for sale incurred in 2015, and (3) 2014, with respect to AFFO and related per adjusted weighted average share amounts only, to include one month of amortization of deferred financing costs incurred in 2015 relating to our entry into the Term Loan, the Revolving Credit Facility, and the issuance of $800.0 million of senior unsecured notes on January 31, 2014, and amortization of deferred financing costs incurred in 2014, related to an unused lender commitment to provide a senior unsecured bridge term loan facility associated with the Acquisition. Our management believes these adjusted presentations are useful in evaluating our business because they allow users of our financial data to compare our operating performance for the three months and year ended December 31, 2015, against the operating performance for the three months and year ended December 31, 2014, taking into account certain significant costs arising as a result of our separation from CBS Corporation, the Acquisition and our agreement to sell all of our equity interests in certain of our subsidiaries, which hold all of the assets of our outdoor advertising business in Latin America, as well as the REIT tax treatment that would have applied had we been operating as a REIT for the periods presented. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO, AFFO and adjusted weighted average shares for basic and diluted EPS and, on a REIT-comparable basis, operating income (loss), net income (loss), Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO, and, in each case, as applicable, related per weighted average share and per adjusted weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss), weighted average shares outstanding for basic and diluted EPS, and net income (loss) per common share for basic and diluted EPS, the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Concerning Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and advertising executives; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our international business; a breach of our security measures; failure to comply with regulations regarding privacy and data protection; the financial information included in our filings with the Securities and Exchange Commission (the “SEC”) may not be a reliable indicator of our future results; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing an operating partnership as part of our REIT structure; our limited operating history as a REIT; we may not be able to engage in desirable strategic or capital-raising transactions as a result of our separation from CBS Corporation, and we could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in our filings with the SEC, including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 6, 2015. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

NOTES TO COVER TABLE

1.
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues"). For the three months ended December 31, 2015 and 2014 only, organic revenues includes revenues generated by the outdoor advertising businesses of Van Wagner Communications, LLC, which we acquired on October 1, 2014, and therefore owned in both periods.

2.
Presents Adjusted OIBDA, on a REIT-comparable basis, by adjusting the three months ended December 31, 2015, to include incremental costs associated with operating as a stand-alone public company of $0.3 million, which were incurred in the three months ended December 31, 2015. Presents operating income (loss), net income (loss), FFO, AFFO and related per weighted average share and per adjusted weighted average share amounts, on a REIT-comparable basis, for the three months ended December 31, 2015 and 2014, by adjusting, as applicable, (1) 2014 to include incremental costs associated with operating as a stand-alone public company, net of tax, incurred in 2015, and to exclude net gain (loss) on dispositions incurred in 2014, restructuring charges, net of tax, incurred in 2014, Acquisition costs, net of tax, incurred in 2014, and with respect to net income (loss), FFO and related per weighted average share and per adjusted weighted average share amounts only, an income tax benefit from the reversal of deferred tax liabilities due to our REIT conversion, and (2) 2015 to exclude loss on real estate assets held for sale incurred in 2015.

See "Non-GAAP Financial Measures" for an explanation of these non-GAAP financial measures, and see Exhibits 4-7 in this document for a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 18

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2015	2014	2015	2014
Revenues:
Billboard	$279.0	$282.5	$1,084.3	$971.5
Transit and other	119.5	112.5	429.5	382.3
Total revenues	398.5	395.0	1,513.8	1,353.8
Expenses:
Operating	218.6	214.2	833.1	726.5
Selling, general and administrative	65.8	63.2	258.3	224.3
Restructuring charges	—	3.6	2.6	9.8
Acquisition costs	—	9.0	—	10.4
Loss on real estate assets held for sale	103.6	—	103.6	—
Net (gain) loss on dispositions	0.1	(1.1)	0.7	(2.5)
Depreciation	28.6	27.9	113.7	107.2
Amortization	29.3	27.7	115.4	95.0
Total expenses	446.0	344.5	1,427.4	1,170.7
Operating income (loss)	(47.5)	50.5	86.4	183.1
Interest expense, net	(29.2)	(27.5)	(114.8)	(84.8)
Other expense, net	—	0.2	(0.4)	(0.3)
Income (loss) before benefit (provision) for income taxes and equity in earnings of investee companies	(76.7)	23.2	(28.8)	98.0
Benefit (provision) for income taxes	1.6	3.1	(5.4)	206.0
Equity in earnings of investee companies, net of tax	1.2	1.5	4.8	2.9
Net income (loss)	$(73.9)	$27.8	$(29.4)	$306.9

Net income (loss) per common share:
Basic	$(0.54)	$0.23	$(0.21)	$2.69
Diluted	$(0.54)	$0.23	$(0.21)	$2.67

Weighted average shares outstanding:
Basic	137.6	120.2	137.3	114.3
Diluted	137.6	120.7	137.3	114.8

Net income (loss) per adjusted weighted average share(a):
Basic	$(0.54)	$0.20	$(0.21)	$2.25
Diluted	$(0.54)	$0.20	$(0.21)	$2.24

Adjusted weighted average shares(a):
Basic	137.6	136.6	137.3	136.5
Diluted	137.6	137.1	137.3	137.0

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 18

	As of
(in millions)	December 31, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$101.6	$28.5
Receivables, less allowance ($8.9 in 2015 and $14.2 in 2014)	209.5	217.5
Deferred income tax assets, net	1.6	2.3
Prepaid lease and transit franchise costs	61.5	68.2
Other prepaid expenses	21.9	26.1
Assets held for sale	5.2	—
Other current assets	15.3	12.7
Total current assets	416.6	355.3
Property and equipment, net	701.7	782.9
Goodwill	2,074.7	2,154.2
Intangible assets	570.5	633.2
Other assets	81.7	98.0
Total assets	$3,845.2	$4,023.6

Liabilities:
Current liabilities:
Accounts payable	$83.6	$75.2
Accrued compensation	39.4	34.6
Accrued interest	19.5	18.0
Accrued lease costs	28.8	34.4
Other accrued expenses	35.3	47.4
Deferred revenues	20.7	18.6
Liabilities held for sale	25.0	—
Other current liabilities	13.3	27.0
Total current liabilities	265.6	255.2
Long-term debt	2,251.7	2,198.3
Deferred income tax liabilities, net	10.9	17.2
Asset retirement obligation	33.2	36.6
Other liabilities	71.2	70.8
Total liabilities	2,632.6	2,578.1

Commitments and contingencies

Stockholders’ equity:
Common stock (2015 - 450.0 shares authorized, and 137.6 shares issued
and outstanding; 2014 - 450.0 shares authorized, and 136.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,934.3	1,911.2
Distribution in excess of earnings	(602.2)	(377.0)
Accumulated other comprehensive loss	(120.9)	(90.1)
Total stockholders’ equity	1,212.6	1,445.5
Total liabilities and stockholders’ equity	$3,845.2	$4,023.6

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 18

	Year Ended
	December 31,
(in millions)	2015	2014
Operating activities:
Net income (loss)	$(29.4)	$306.9
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	229.1	202.2
Deferred tax (benefit) liability	(1.7)	(249.5)
Stock-based compensation	15.2	16.0
Provision for doubtful accounts	2.7	2.9
Accretion expense	2.5	2.3
Loss on real estate assets held for sale	103.6	—
Net (gain) loss on dispositions	0.7	(2.5)
Equity in earnings of investee companies, net of tax	(4.8)	(2.9)
Distributions from investee companies	7.7	7.4
Amortization of deferred financing costs and debt discount and premium	6.3	12.1
Change in assets and liabilities, net of investing and financing activities:
Increase in receivables	(13.3)	(0.6)
Increase in prepaid expenses and other current assets	(2.7)	(6.4)
Decrease in accounts payable and accrued expenses	(25.9)	(5.8)
Increase (decrease) in deferred revenues	3.0	(9.8)
Increase (decrease) in income taxes	1.2	(9.0)
Other, net	(1.1)	(0.5)
Net cash flow provided by operating activities	293.1	262.8

Investing activities:
Capital expenditures	(59.2)	(64.2)
Acquisitions	(12.1)	(735.7)
Investment in investee company	—	(3.0)
Proceeds from dispositions	8.9	4.5
Net cash flow used for investing activities	(62.4)	(798.4)

Financing activities:
Proceeds from IPO	—	615.0
Proceeds from long-term debt borrowings - term loan and senior notes	—	1,598.0
Proceeds from long-term debt borrowings - new senior notes	103.8	599.3
Proceeds from borrowings under revolving credit facility	105.0	—
Repayments of long-term debt borrowings - term loan	(50.0)	—
Repayments of borrowings under revolving credit facility	(105.0)	—
Deferred financing fees	(3.3)	(42.7)
Distribution of debt and IPO proceeds to CBS	—	(2,038.8)
Net cash contribution from CBS	—	49.3
Proceeds from stock option exercises	2.0	—
Taxes withheld for stock-based compensation	(4.3)	—
Dividends	(196.3)	(242.7)
Other	(0.5)	(0.8)
Net cash flow provided by (used for) financing activities	(148.6)	536.6

Effect of exchange rate changes on cash and cash equivalents	(3.3)	(2.3)
Net increase (decrease) in cash and cash equivalents	78.8	(1.3)
Cash and cash equivalents at beginning of period	28.5	29.8
Cash reclassified to assets held for sale	(5.7)	—
Cash and cash equivalents at end of period	$101.6	$28.5

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 18

	Year Ended
	December 31,
(in millions)	2015	2014

Supplemental disclosure of cash flow information:
Cash paid for income taxes	5.8	53.0
Cash paid for interest	107.0	55.1

Non-cash investing and financing activities:
Accrued purchases of property and equipment	7.0	1.4
Issuance of stock for purchase of property and equipment	12.2	2.0
Taxes withheld for stock-based compensation	2.6	—

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 18

	Three Months Ended December 31, 2015
(in millions, except percentages)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$251.5	$27.5	$—	$279.0
Transit and other	114.9	4.6	—	119.5
Total revenues	$366.4	$32.1	$—	$398.5
Organic revenues(b)
Billboard	$250.7	$27.5	$—	$278.2
Transit and other	114.9	4.6	—	119.5
Total organic revenues(b)	$365.6	$32.1	$—	$397.7
Non-organic revenues(c):
Billboard	$0.8	$—	$—	$0.8
Transit and other	—	—	—	—
Total non-organic revenues(c)	$0.8	$—	$—	$0.8

Operating income (loss)	$70.4	$(105.1)	$(12.8)	$(47.5)
Restructuring charges	—	—	—	—
Loss on real estate assets held for sale	—	103.6	—	103.6
Net (gain) loss on dispositions	0.1	—	—	0.1
Depreciation and amortization	52.1	5.8	—	57.9
Stock-based compensation	—	—	3.5	3.5
Adjusted OIBDA	$122.6	$4.3	$(9.3)	$117.6

Adjusted OIBDA margin	33.5%	13.4%	*	29.5%

Capital expenditures	$13.8	$2.4	$—	$16.2

	Three Months Ended December 31, 2014
(in millions, except percentages)	U.S.	International	Corporate	Consolidated	In Constant $(d)
Revenues:
Billboard	$249.2	$33.3	$—	$282.5	$276.8
Transit and other	107.2	5.3	—	112.5	111.6
Total revenues	$356.4	$38.6	$—	$395.0	$388.4
Organic revenues(b)
Billboard	$247.3	$27.6	$—	$274.9	$274.9
Transit and other	101.9	4.4	—	106.3	106.3
Total organic revenues(b)	$349.2	$32.0	$—	$381.2	$381.2
Non-organic revenues(c):
Billboard	$1.9	$5.7	$—	$7.6	$1.9
Transit and other	5.3	0.9	—	6.2	5.3
Total non-organic revenues(c)	$7.2	$6.6	$—	$13.8	$7.2

Operating income (loss)	$75.8	$0.3	$(25.6)	$50.5
Restructuring charges	—	—	3.6	3.6
Acquisition costs	—	—	9.0	9.0
Net gain on dispositions	(1.2)	0.1	—	(1.1)
Depreciation and amortization	48.6	7.0	—	55.6
Stock-based compensation	—	—	3.0	3.0
Adjusted OIBDA	123.2	7.4	(10.0)	120.6
Incremental stand-alone costs	0.2	—	(0.5)	(0.3)
Adjusted OIBDA, on a REIT-comparable basis	$123.4	$7.4	$(10.5)	$120.3

Adjusted OIBDA margin	34.6%	19.2%	*	30.5%
Adjusted OIBDA margin, on a REIT-comparable basis	34.6%	19.2%	*	30.5%

Capital expenditures	$19.4	$1.2	$—	$20.6

	Year Ended December 31, 2015
(in millions, except percentages)	U.S.	International	Corporate	Consolidated
Revenues:
Billboard	$969.8	$114.5	$—	$1,084.3
Transit and other	410.5	19.0	—	429.5
Total revenues	$1,380.3	$133.5	$—	$1,513.8
Organic revenues(b)
Billboard	$790.5	$114.5	$—	$905.0
Transit and other	391.3	19.0	—	410.3
Total organic revenues(b)	$1,181.8	$133.5	$—	$1,315.3
Non-organic revenues(c):
Billboard	$179.3	$—	$—	$179.3
Transit and other	19.2	—	—	19.2
Total non-organic revenues(c)	$198.5	$—	$—	$198.5

Operating income (loss)	$251.3	$(111.9)	$(53.0)	$86.4
Restructuring charges	2.6	—	—	2.6
Loss on real estate assets held for sale	—	103.6	—	103.6
Net loss on dispositions	0.6	0.1	—	0.7
Depreciation and amortization	205.1	24.0	—	229.1
Stock-based compensation	—	—	15.2	15.2
Adjusted OIBDA	$459.6	$15.8	$(37.8)	$437.6

Adjusted OIBDA margin	33.3%	11.8%	*	28.9%

Capital expenditures	$53.3	$5.9	$—	$59.2

	Year Ended December 31, 2014
(in millions, except percentages)	U.S.	International	Corporate	Consolidated	In Constant $(d)
Revenues:
Billboard	$838.4	$133.1	$—	$971.5	$951.2
Transit and other	360.4	21.9	—	382.3	379.2
Total revenues	$1,198.8	$155.0	$—	$1,353.8	$1,330.4
Organic revenues(b)
Billboard	$787.7	$112.8	$—	$900.5	$900.5
Transit and other	348.0	18.8	—	366.8	366.8
Total organic revenues(b)	$1,135.7	$131.6	$—	$1,267.3	$1,267.3
Non-organic revenues(c):
Billboard	$50.7	$20.3	$—	$71.0	$50.7
Transit and other	12.4	3.1	—	15.5	12.4
Total non-organic revenues(c)	$63.1	$23.4	$—	$86.5	$63.1

Operating income (loss)	$244.3	$(3.5)	$(57.7)	$183.1
Restructuring charges	—	—	9.8	9.8
Acquisition costs	—	—	10.4	10.4
Net gain on dispositions	(2.5)	—	—	(2.5)
Depreciation and amortization	174.4	27.8	—	202.2
Stock-based compensation	—	—	10.4	10.4
Adjusted OIBDA	416.2	24.3	(27.1)	413.4
Incremental stand-alone costs	—	—	(6.3)	(6.3)
Adjusted OIBDA, on a REIT-comparable basis	$416.2	$24.3	$(33.4)	$407.1

Adjusted OIBDA margin	34.7%	15.7%	*	30.5%
Adjusted OIBDA margin, on a REIT-comparable basis	34.7%	15.7%	*	30.1%

Capital expenditures	$56.8	$7.4	$—	$64.2

Exhibit 5: NON-GAAP CONSOLIDATED ADJUSTED STATEMENT OF OPERATIONS
(Unaudited) See Notes on Page 18

	Three Months Ended December 31,
	2015			2014
(in millions, except per share amounts)	Reported	Loss on Real Estate Assets Held for Sale (g)	REIT-Comparable	Reported	Net Gain on Dispositions(e)	Restructuring Charges (f)	Stand-Alone Costs (h)	Acquisition Costs (i)	REIT Tax Adjustment (k)	REIT - Comparable
Revenues	$398.5	$—	$398.5	$395.0	$—	$—	$—	$—	$—	$395.0
Operating	218.6		218.6	214.2						214.2
Selling, general and administrative	65.8		65.8	63.2			0.3			63.5
Restructuring charges	—		—	3.6		(3.6)				—
Acquisition costs	—		—	9.0				(9.0)		—
Loss on real estate assets held for sale	103.6	(103.6)	—	—						—
Net gain on dispositions	0.1		0.1	(1.1)	1.1					—
Depreciation	28.6		28.6	27.9						27.9
Amortization	29.3		29.3	27.7						27.7
Operating income (loss)	(47.5)	103.6	56.1	50.5	(1.1)	3.6	(0.3)	9.0	—	61.7
Interest expense, net	(29.2)		(29.2)	(27.5)						(27.5)
Other expense, net	—		—	0.2						0.2
Income before provision for income taxes and equity in earnings of investee companies	(76.7)	103.6	26.9	23.2	(1.1)	3.6	(0.3)	9.0	—	34.4
Benefit (provision) for income taxes	1.6		1.6	3.1		(0.6)	—	(1.2)	(3.3)	(2.0)
Equity in earnings in investee companies, net of tax	1.2		1.2	1.5						1.5
Net income (loss)	$(73.9)	$103.6	$29.7	$27.8	$(1.1)	$3.0	$(0.3)	$7.8	$(3.3)	$33.9

Net income (loss) per common share(l):
Basic	$(0.54)		$0.22	$0.23						$0.28
Diluted	$(0.54)		$0.21	$0.23						$0.28

Net income (loss) per adjusted weighted average share(a)(m)(n):
Basic	$(0.54)		$0.22	$0.20						$0.25
Diluted	$(0.54)		$0.21	$0.20						$0.25

	Year Ended December 31,
	2015					2014
(in millions, except per share amounts)	Reported	Net Loss on Dispositions (e)	Restructuring Charges (f)	Loss on Real Estate Assets Held for Sale (g)	REIT -Comparable	Reported	Net Gain on Dispositions (e)	Restructuring Charges (f)	Stand-Alone Costs (h)	Acquisition Costs (i)	Interest Expense (j)	REIT Tax Adjustment (k)	REIT - Comparable
Revenues	$1,513.8	$—	$—	$—	$1,513.8	$1,353.8	$—	$—	$—	$—	$—	$—	$1,353.8
Operating	833.1				833.1	726.5							726.5
Selling, general and administrative	258.3				258.3	224.3			6.3				230.6
Restructuring charges	2.6		(2.6)		—	9.8		(9.8)					—
Acquisition costs	—				—	10.4				(10.4)			—
Loss on real estate assets held for sale	103.6			(103.6)	—	—							—
Net (gain) loss on dispositions	0.7	(0.7)			—	(2.5)	2.5						—
Depreciation	113.7				113.7	107.2							107.2
Amortization	115.4				115.4	95.0							95.0
Operating income (loss)	86.4	0.7	2.6	103.6	193.3	183.1	(2.5)	9.8	(6.3)	10.4	—	—	194.5
Interest expense, net	(114.8)				(114.8)	(84.8)					1.4		(83.4)
Other expense, net	(0.4)				(0.4)	(0.3)							(0.3)
Income before provision for income taxes and equity in earnings of investee companies	(28.8)	0.7	2.6	103.6	78.1	98.0	(2.5)	9.8	(6.3)	10.4	1.4	—	110.8
Benefit (provision) for income taxes	(5.4)	(0.4)	(0.6)		(6.4)	206.0	0.4	(1.2)	0.6	(1.3)	—	(210.1)	(5.6)
Equity in earnings in investee companies, net of tax	4.8				4.8	2.9						0.4	3.3
Net income (loss)	$(29.4)	$0.3	$2.0	$103.6	$76.5	$306.9	$(2.1)	$8.6	$(5.7)	$9.1	$1.4	$(209.7)	$108.5

Net income (loss) per common share(l):
Basic	$(0.21)				$0.56	$2.69							$0.95
Diluted	$(0.21)				$0.56	$2.67							$0.95

Net income (loss) per adjusted weighted average share(a)(m)(n):
Basic	$(0.21)				$0.56	$2.25							$0.79
Diluted	$(0.21)				$0.56	$2.24							$0.79

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 18

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2015	2014	2015	2014
Net income (loss)	$(73.9)	$27.8	$(29.4)	$306.9
Depreciation of billboard advertising structures	26.2	26.0	104.9	99.6
Amortization of real estate related intangible assets	13.3	12.7	55.8	44.9
Amortization of direct lease acquisition costs	10.2	9.6	36.3	33.8
Loss on real estate assets held for sale	103.6	—	103.6	—
Net (gain) loss on disposition of billboard advertising structures, net of tax	0.1	(1.7)	0.3	(2.1)
Adjustment related to equity-based investments	0.1	0.2	0.7	0.8
FFO	79.6	74.6	272.2	483.9
Restructuring charges, net of tax	—	3.0	2.0	8.6
Acquisition costs, net of tax(i)	—	7.8	—	9.1
Income tax benefit from reversal of deferred tax liabilities due to REIT conversion(k)	—	(3.3)	—	(235.6)
Incremental stand-alone costs, net of tax(h)	—	(0.3)	—	(5.7)
Adjustment to interest expense, net of tax(j)	—	—	—	1.4
REIT tax adjustment(k)	—	—	—	25.3
FFO on a REIT-comparable basis	$79.6	$81.8	$274.2	$287.0

FFO per weighted average share outstanding(l):
Basic	$0.58	$0.62	$1.98	$4.23
Diluted	$0.58	$0.62	$1.98	$4.22

FFO on a REIT-comparable basis, per adjusted weighted average share(a)(m)(n):
Basic	$0.58	$0.60	$2.00	$2.10
Diluted	$0.58	$0.60	$2.00	$2.09

FFO	$79.6	$74.6	$272.2	$483.9
Adjustment for deferred income taxes	(1.6)	(3.1)	(1.7)	(249.5)
Cash paid for direct lease acquisition costs	(9.4)	(8.5)	(35.9)	(32.8)
Maintenance capital expenditures	(5.1)	(7.9)	(25.6)	(23.3)
Restructuring charges - severance, net of tax	—	1.3	2.0	3.7
Acquisition costs, net of tax(i)	—	7.8	—	9.1
Other depreciation	2.4	1.9	8.8	7.6
Other amortization	5.8	5.4	23.3	16.3
Stock-based compensation	3.5	5.1	15.2	16.0
Non-cash effect of straight-line rent	(1.0)	0.5	(0.3)	(0.2)
Accretion expense	0.6	0.6	2.5	2.3
Amortization of deferred financing costs	1.9	1.4	6.3	12.1
AFFO	76.7	79.1	266.8	245.2
Incremental stand-alone costs, net of tax(h)	—	(0.3)	—	(5.7)
Adjustment to interest expense, net of tax(j)	—	—	—	1.4
Incremental amortization of deferred financing costs	—	—	—	(7.2)
REIT tax adjustment(k)	—	—	—	40.8
AFFO on a REIT-comparable basis	$76.7	$78.8	$266.8	$274.5

AFFO per weighted average share outstanding(l):
Basic	$0.56	$0.66	$1.94	$2.15
Diluted	$0.56	$0.66	$1.94	$2.14

AFFO on a REIT-comparable basis, per adjusted weighted average share(a)(m)(n):
Basic	$0.56	$0.58	$1.94	$2.01
Diluted	$0.56	$0.57	$1.94	$2.00

Exhibit 7: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 18

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2015	2014	2015	2014
Adjusted OIBDA	$117.6	$120.6	$437.6	$413.4
Interest expenses, net of amortization of deferred financing costs	(27.3)	(26.1)	(108.5)	(72.7)
Adjustment to interest expense, net of tax and amortization of deferred financing costs	—	—	—	(5.8)
Current taxes	—	(2.0)	(7.1)	(43.5)
REIT tax adjustment (k)	—	—	—	40.8
Cash paid for direct lease acquisition costs	(9.4)	(8.5)	(35.9)	(32.8)
Maintenance capital expenditures	(5.1)	(7.9)	(25.6)	(23.3)
Incremental stand-alone costs, net of tax (h)	—	(0.3)	—	(5.7)
Equity earnings of investee companies, net of tax	1.2	1.5	4.8	2.9
Adjustment related to equity-based investments	0.1	0.2	0.7	0.8
Non-cash effect of straight-line rent	(1.0)	0.5	(0.3)	(0.2)
Accretion expense	0.6	0.6	2.5	2.3
Other expense	—	0.2	(1.4)	(1.7)
AFFO on a REIT-comparable basis	$76.7	$78.8	$266.8	$274.5

Exhibit 8: OPERATING EXPENSES
(Unaudited) See Notes on Page 18

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2015	2014	Change	2015	2014	Change
Operating expenses:
Billboard property lease	$92.8	$91.5	1.4%	$369.5	$291.9	26.6%
Transit franchise	63.8	60.1	6.2	227.3	203.9	11.5
Posting, maintenance and other	62.0	62.6	(1.0)	236.3	230.7	2.4
Total operating expenses	$218.6	$214.2	2.1	$833.1	$726.5	14.7

Exhibit 9: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 18

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2015	2014	Change	2015	2014	Change
U.S.:
Operating expenses	$197.4	$190.3	3.7%	$743.9	$626.1	18.8%
SG&A expenses	46.4	42.9	8.2	176.8	156.5	13.0

International:
Operating expenses	21.2	23.9	(11.3)	89.2	100.4	(11.2)
SG&A expenses	6.6	7.3	(9.6)	28.5	30.3	(5.9)

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)
Adjusted weighted average shares include the 23.0 million shares issued in connection with the IPO, the 97.0 million shares outstanding after our stock split, and the 16.5 million shares issued as a special dividend in connection with our conversion to a REIT for basic EPS. Adjusted weighted average shares for diluted EPS also include dilutive potential shares from grants of RSUs, PRSUs, and stock options.

(b)
Organic revenues exclude revenues associated with significant acquisitions and divestitures, revenues associated with business lines we no longer operate, and the impact of foreign currency exchange rates ("non-organic revenues"). For the three months ended December 31, 2015 and 2014 only, organic revenues includes revenues generated by the outdoor advertising businesses of Van Wagner Communications, LLC, which we acquired on October 1, 2014, and therefore owned in both periods.

(c)
Includes $0.8 million for the three months ended December 31, 2015, and $198.5 million for the year ended December 31, 2015, primarily related to acquisitions. Includes $13.8 million for the three months ended December 31, 2014, and $86.5 million for the year ended December 31, 2014, primarily related to the impact of foreign currency exchange rates.

(d)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(e)	Adjustment to exclude net (gain) loss on dispositions.

(f)	Adjustment to exclude restructuring charges.

(g)	Adjustment to exclude loss on real estate assets held for sale.

(h)	Adjustment to reflect incremental costs to operate as a stand-alone company at the same level as 2015.

(i)	Adjustment to reflect costs related to the Acquisition.

(j)
Adjustment to reflect interest expense, net of tax, to include one month of amortization of deferred financing costs incurred in 2015 relating to our entry into the Term Loan, the $425.0 million revolving credit facility and the issuance of $800.0 million of senior unsecured notes on January 31, 2014, and amortization of deferred financing costs incurred in 2014, related to an unused lender commitment to provide a senior unsecured bridge term loan facility associated with the Acquisition.

(k)	Adjustment to reflect tax balances as if we had been operating as a REIT for all respective periods.

(l)
Weighted average shares outstanding for basic and diluted EPS was 137.6 million shares for the three months ended December 31, 2015. Weighted average shares outstanding for basic EPS was 120.2 million shares and was 120.7 million shares for diluted EPS for the three months ended December 31, 2014. Weighted average shares outstanding for basic and diluted EPS was 137.3 million shares for the year ended December 31, 2015. Weighted average shares outstanding for basic EPS was 114.3 million shares and was 114.8 million shares for diluted EPS for the year ended December 31, 2014.

(m)
Adjusted weighted average shares for basic EPS reflects 137.6 million shares and for diluted EPS, reflects 137.6 million shares for the three months ended December 31, 2015. Adjusted weighted average shares for basic EPS reflects 136.6 million shares and for diluted EPS, reflects 137.1 million shares for the three months ended December 31, 2014. Adjusted weighted average shares for basic EPS reflects 137.3 million shares and for diluted EPS, reflects 137.3 million shares for the year ended December 31, 2015. Adjusted weighted average shares for basic EPS reflects 136.5 million shares and for diluted EPS, reflects 137.0 million shares for the year ended December 31, 2014. Dilutive EPS includes dilutive potential shares from grants of RSUs, PRSUs, and stock options, as applicable.

(n)
On March 14, 2014, our board of directors declared a 970,000 to 1 stock split. As a result of the stock split, the 100 shares of our common stock then outstanding were converted into 97,000,000 shares of our common stock. The effects of the stock split have been applied retroactively for EPS purposes.

* Calculation not meaningful